UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

REDDY ICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-110442-04	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 TRAVIS STREET, SUITE 170 DALLAS, TEXAS 75204
(Address of principal executive offices)

(214) 526-6740
(Registrant’s telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

99.3         Revised February 25, 2004 Press Release, as revised on March 22, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 25, 2004, Reddy Ice Holdings, Inc. (the “Company”) issued a press release to announce (i) its financial results for the three month period ended December 31, 2003 and for the period from May 8, 2003 through December 31, 2003 and (ii) its earnings guidance for the three months ending March 31, 2004 and the twelve months ending December 31, 2004.  The Company also held a conference call on February 25, 2004 to further discuss its financial results and earnings guidance.  The press release and transcript of the conference call were contained in the Current Report on Form 8-K as Exhibits 99.1 and 99.2, which was filed with the Securities and Exchange Commission on March 3, 2004. Subsequently, during the independent accountant’s audit of the Company’s financial information for 2003, it was determined that a reclassification of certain amounts needed to be made in the financial information. The reclassification resulted in a change to the line items “Total assets” and “Total liabilities and shareholders’ equity” as presented in the February 25, 2004 press release under the “REDDY ICE HOLDINGS, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED BALANCE SHEET DATA” information.  The February 25, 2004 press release was revised in order to describe the change in the applicable line items which were due to this reclassification. The revised February 25, 2004 press release was then posted on the Company’s website at www.reddyice.com and is contained in Exhibit 99.3 hereto and incorporated herein by reference.

The information in this Item 12 of Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  The information in this Item 12 of Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDDY ICE HOLDINGS, INC.

Date: March 22, 2004	By:	/s/ STEVEN J. JANUSEK
Steven J. Janusek
Chief Financial Officer